State of Delaware
                   Office of the Secretary of State Page 1


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTARATION OF "PREMIER AUTO TRUST 1998-2", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MARCH, A.D. 1998, AT 8:30 O'CLOCK A.M.










                                         /s/ Edward J. Freel
                           [SEAL]     -------------------------------------
                                         Edward J. Freel, Secretary of State


2871375 8100                               AUTHENTICATION: 8971628
981097824                                          DATE: 03-13-98

                         CERTIFICATE OF TRUST
                                 OF
                       PREMIER AUTO TRUST 1998-2

          THIS Certificate of Trust of Premier Auto Trust 1998-2 (the "Trust"), dated March 13, 1998, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del C ss 3801 et seq).

          1. Name: The name of the business trust formed hereby is Premier Auto Trust 1998-2.

          2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department.

          3. Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.



                      CHASE MANHATTAN BANK DELAWARE, not in
                      its individual capacity but solely as Owner Trustee under the Trust Agreement dated as of March 13, 1998.


                      By: /s/ JJ Cashin
                          -----------------------------
                      Name:     JOHN J. CASHIN
                      Title:    VICE-PRESIDENT



                                                 STATE OF DELAWARE
                                                 SECRETARY 0F STATE
                                              DIVISION OF CORPORATIONS
                                              FILED 08:30 AM 03/13/1998
                                                981097824 -- 2871375